SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) – May 17, 2011

JOHNSON & JOHNSON
(Exact Name of Registrant as Specified in Charter)

NEW JERSEY	I-3215	22-1024240
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Johnson & Johnson Plaza	08933
New Brunswick, New Jersey	(Zip Code)
(Address of Principal Executive Offices)
(732) 524-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-5.1

Item 8.01 Other Events
     On May 17, 2011, Johnson & Johnson, a New Jersey corporation (the “Company”) entered into an underwriting agreement (as amended, the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. as representatives of the several Underwriters named in Schedule I thereto (the “Underwriters”) pursuant to which the Company agreed to issue and sell to the Underwriters:
(1)	$500 million aggregate principal amount of Floating Rate Notes due 2013;

(2)	$750 million aggregate principal amount of Floating Rate Notes due 2014;

(3)	$500 million aggregate principal amount of 0.70% Notes due 2013;

(4)	$1,000 million aggregate principal amount of 1.20% Notes due 2014;

(5)	$900 million aggregate principal amount of 2.15% Notes due 2016;

(6)	$450 million aggregate principal amount of 3.55% Notes due 2021; and

(7)	$300 million aggregate principal amount of 4.85% Notes due 2041
(collectively, the “Notes”) under the Company’s Registration Statement on Form S-3, Reg. No. 333-172513. The issuance and sale of the Notes are expected to close on May 20, 2011. A legal opinion regarding certain matters of New Jersey and New York law is attached hereto as Exhibit 5.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

4.1	Company Orders establishing the terms of the Notes.

4.2	Form of Floating Rate Note.

5.1	Opinion of James J. Bergin, Assistant General Counsel of the Company.

23.1	Consent of James J. Bergin, Assistant General Counsel of the Company (included in Exhibit 5.1 of this current report).

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Johnson & Johnson has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON & JOHNSON

By: Name:	/s/ Lacey P. Elberg Lacey P. Elberg
Title:	Assistant Secretary
Date: May 20, 2011

3

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Company Orders establishing the terms of the Notes.

4.2	Form of Floating Rate Note.

5.1	Opinion of James J. Bergin, Assistant General Counsel of the Company.

23.1	Consent of James J. Bergin, Assistant General Counsel of the Company (included in Exhibit 5.1 of this current report).

4